EXHIBIT 5.1
                                                              -----------


   Christopher J. Zinski
   Direct Dial: (312) 258-5548



                                July 24, 1997




   Board of Directors
   LDF, Inc.
   4343 North Elston Avenue
   Chicago, Illinois   60641

   Gentlemen:

             We refer to the proposed issuance and exchange of 286,806 shares of Common Stock, $1.00 par value (the "Shares"), of LDF, Inc., a Delaware corporation (the "Company"), and to the Form S-4 Registration Statement relating to the Shares (the "Registration Statement") that the Company proposes to file with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"). The Shares will be issued in connection with a plan of reorganization involving the merger of Interim Savings Bank, FSB ("Interim"), a newly-formed federal savings bank, with and into Labe Federal Bank for Savings, Chicago, Illinois ("Labe Federal"), whereby Labe Federal will become a wholly-owned subsidiary of the Company. Pursuant to the proposed Merger Agreement between Labe Federal Bank for Savings and Interim Savings Bank, FSB Under the Charter of Labe Federal Bank for Savings and joined in by LDF, Inc. (the "Merger Agreement"), the stockholders of Labe Federal will exchange their shares of Common Stock of Labe Federal on a share-for-share basis for the Common Stock of the Company, as more fully described in the Registration Statement.

             We are familiar with the proceedings to date with respect to the proposed issuance and exchange of the Shares and have examined such records, documents and matters of fact as we have considered relevant for purposes of this opinion.

             Based upon such examination, we are of the opinion that the Shares will be legally issued, fully paid and non-assessable when:

        (a) the Registration Statement, as then amended, shall have become effective under the Act;

   Board of Directors
   LDF, Inc.
   July 24, 1997
   Page 2


        (b) the Merger Agreement shall have been duly authorized, executed and delivered by the Company, Labe Federal and Interim; and,

        (c) the Shares shall have been issued and exchanged as contemplated in the Registration Statement and in accordance with the terms and conditions of the Merger Agreement.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                                      Very truly yours,

                                      SCHIFF HARDIN & WAITE



                                      By: /s/ Christopher J. Zinski
                                         --------------------------------
                                           Christopher J. Zinski
   CJZ:pk